UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 21, 2021

Jabil Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10560 Dr. Martin Luther King, Jr. Street North, St. Petersburg, Florida 33716

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (727) 577-9749

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, $0.001 par value per share	JBL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As described in Item 5.07 below, at the Annual Meeting of Stockholders of Jabil Inc. (the “Company”) held on January 21, 2021, stockholders approved the Jabil Inc. 2021 Equity Incentive Plan (the “2021 EIP”).

The 2021 EIP was approved by the Company’s Board of Directors on October 15, 2020, subject to stockholder approval, and replaces the Company’s 2011 Stock Award and Incentive Plan (the “Prior Plan”), which terminated on October 21, 2020. The Company intends to use the 2021 EIP in a manner consistent with its use of the Prior Plan in order to incentivize and retain employees and non-employee directors.

The 2021 EIP provides for the issuance of equity-based incentive awards in the form of stock options, stock appreciation rights, restricted stock, stock units, and other equity awards. The vesting of equity awards can be based on continuous service and/or achievement of certain performance criteria.

A more detailed description of the 2021 EIP and related matters was set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 9, 2020 under the heading “Proposal 4: Approve the Jabil Inc. 2021 Equity Incentive Plan” and is incorporated herein by reference. The foregoing summary of the 2021 EIP, and the summary of the 2021 EIP set forth in the proxy statement, are qualified in their entirety by reference to the full text of the 2021 EIP, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As described above, on January 21, 2021, the Company held its Annual Meeting of Stockholders. As of the record date of November 30, 2020, 150,471,570 shares of the Company’s Common Stock were outstanding and entitled to vote. Of this amount, 138,301,456 shares, representing approximately 91.91% of the total number of eligible voting shares, were represented in person or by proxy, constituting a quorum. Set forth below are the voting results from the proposals presented for a stockholder vote at such meeting, each of which received a sufficient number of votes to pass.

1.	The individuals listed below were elected to serve as directors of the Company until the next annual meeting of stockholders or until their respective successors are duly elected and qualified:

	FOR	WITHHELD	NON-VOTE
Anousheh Ansari	127,009,120	389,091	10,903,245
Martha F. Brooks	126,374,549	1,023,662	10,903,245
Christopher S. Holland	127,026,692	371,519	10,903,245
Timothy L. Main	125,006,719	2,391,492	10,903,245
Mark T. Mondello	125,874,487	1,523,724	10,903,245
John C. Plant	87,329,286	40,068,925	10,903,245
Steven A. Raymund	123,471,311	3,926,900	10,903,245
Thomas A. Sansone	122,052,162	5,346,049	10,903,245
David M. Stout	124,607,069	2,791,142	10,903,245
Kathleen A. Walters	127,010,640	387,571	10,903,245

2.	A proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2021:

FOR	AGAINST	ABSTAIN	NON-VOTE
136,881,255	1,314,637	105,564	—

3.	A proposal to approve (on an advisory basis) the Company’s executive compensation:

FOR	AGAINST	ABSTAIN	NON-VOTE
121,808,103	5,477,114	112,994	10,903,245

4.	A proposal to approve the Company’s 2021 Equity Incentive Plan:

FOR	AGAINST	ABSTAIN	NON-VOTE
119,482,289	7,838,138	77,784	10,903,245

5.	A proposal to approve an amendment to the Company’s 2011 Employee Stock Purchase Plan to increase shares available for issuance:

FOR	AGAINST	ABSTAIN	NON-VOTE
126,117,110	1,230,255	50,846	10,903,245

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Jabil Inc. 2021 Equity Incentive Plan. Incorporated by reference to Appendix A to our Definitive Proxy Statement filed on December 9, 2020.

104	Cover Page Interactive Data File - Embedded within the inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL INC.
(Registrant)

January 26, 2021	By:	/s/ Susan Wagner-Fleming
Susan Wagner-Fleming
Vice President, Deputy General Counsel & Corporate Secretary